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                             NEUMAN & DRENNEN, LLC
                              Temple-Bowron House
                               1507 Pine Street
                           Boulder, Colorado  80302
                          Telephone:  (303) 449-2100
                          Facsimile:  (303) 449-1045


                               February 11, 2000


SkyLynx Communications, Inc.
600 South Cherry Street, Suite 400
Denver, Colorado  80246

     Re:  S.E.C. Registration Statement on Form S-8
          -----------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to SkyLynx Communications, Inc. (the "Company") in connection with a Registration Statement to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, covering the registration of an aggregate of 621,355 shares of the Company's $.001 par value common stock (the "Common Stock") for resale by certain Selling Securityholders. In connection with such representation of the Company, we have examined such corporate records, and have made such inquiry of government officials and Company officials and have made such examination of the law as we deemed appropriate in connection with delivering this opinion.

     Based upon the foregoing, we are of the opinion as follows:

     1. The Company has been duly incorporated and organized under the laws of the State of Colorado and is validly existing as a corporation in good standing under the laws of that state.

     2. The Company's authorized capital consists of 150,000,000 shares of Common Stock having a par value of $.001 each and 50,000,000 shares of Preferred Stock having a par value of $.01 each.

     3. The 621,355 shares of Common Stock being registered for resale and offered by the Selling Securityholders are lawfully and validly issued, fully paid and non-assessable shares of the Company's Common Stock.

                              Sincerely,



                              Clifford L. Neuman
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